EXHIBIT 5.1


           [SKADDEN, ARPS, SLATE, MEAGHER, & FLOM LLP LETTERHEAD]


                             September 18, 2000



Net Perceptions, Inc.
7700 France Avenue South
Edina, Minnesota  55435

            Re:   Net Perceptions, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as special counsel for you in connection with the preparation of the registration statement on Form S-3 (as amended, the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on September 18, 2000, under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the sale from time to time by the Selling Stockholders (as defined in the Registration Statement), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to 1,845,519 shares (the "Shares") of common stock, par value $.0001 per share (the "Common Stock"), of Net Perceptions, Inc., a Delaware corporation (the "Company"), issued pursuant to the Agreement and Plan of Merger, dated as of January 15, 2000, as amended February 3, 2000, by and among the Company, Kentucky Acquisition Corporation and Knowledge Discovery One, Inc. (the "Merger Agreement").

      This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) a copy of the Registration Statement as filed with the Commission; (ii) an executed copy of the Merger Agreement; (iii) a specimen certificate representing the Common Stock (the "Specimen Certificate"); (iv) the Amended and Restated Certificate of Incorporation of the Company, as amended and currently in effect; (v) the Amended and Restated Bylaws of the Company, as currently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares in the manner contemplated by the Merger Agreement and certain related matters.

      We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates or records of public officials, certificates of officers or other representatives of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, enforceability and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

      We have also assumed that the certificates representing the Shares conform to the Specimen Certificate and were signed manually or by facsimile by the officers of the Company indicated on the Specimen Certificate and by one of the authorized officers of the transfer agent and registrar for the Common Stock and were registered by such transfer agent and registrar.

      Members of our firm are admitted to the bar in the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other laws on the opinions stated herein.

      Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized, and such Shares are validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                               Very truly yours,


                               /s/ Skadden, Arps, Slate, Meagher & Flom LLP